TRUST AGREEMENT

          TRUST AGREEMENT, between MSDW Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

          WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

          WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units; and

          WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

          WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in
Schedule II to the Trust Agreement (the "Trust Property"); and

          WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

          NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having an initial Unit Principal Balance identified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

          IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                        LASALLE BANK NATIONAL ASSOCIATION
                          as Trustee on behalf of the Trust identified in
                          Schedule I hereto, and not in its individual capacity

                        By:  /s/ Brian D. Ames
                             -------------------------------
                             Name:  Brian D. Ames
                             Title: Vice President


                        MSDW STRUCTURED ASSET CORP.


                        By:  /s/ Michael Harpe
                             -------------------------------
                             Name:  Michael Harpe
                             Title: President


Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                              SATURNS Trust No. 2001-2

Date of Trust Agreement:            May 11, 2001

Trustee:                            LaSalle Bank National Association.
                                    References to Chase Bank of Texas, National
                                    Association in the Standard Terms shall be inapplicable.

Initial Unit Principal Balance:     $26,112,000

Issue Price:                        100%

Number of Units:                    1,044,480 (Unit Principal Balance of $25
                                    each)

Minimum Denomination:               $25 and $25 increments in excess thereof.
                                    The minimum denomination specified in
                                    Section 5.01(a) of the Standard Terms shall not apply. Each $25 of Unit Principal
                                    Balance is a Unit.

Cut-off Date:                       May 11, 2001

Closing Date:                       May 11, 2001

Specified Currency:                 United States dollars

Business Day:                       New York, New York and Chicago, Illinois

Interest Rate:                      8.625%

Interest Reset Period:              Not Applicable

Rating:                             Baa2 by Moody's
                                    (On watch for possible downgrade)
                                    BBB by S&P (with a negative outlook)

Rating Agencies:                    Moody's and S&P

Scheduled Final Distribution Date:  October  1,  2046.  The Units  will have the same  final maturity as the Securities.

Prepayment/Redemption:              The Trust Property is subject to call in
                                    accordance with Schedule III.

                                    If the rights under the Swap Agreement are partially exercised, the Trustee will randomly select Units to be redeemed in full from the proceeds of such partial exercise.

Additional Distribution:            On the Final Scheduled Distribution Date
                                    each Unit will receive a pro rata share of any amounts remaining after payment of principal of and interest on the Units and any other amounts due and payable by the Trust.

Corporate Trust Office:             The definition of "Corporate Trust Office"
                                    in the Standard Terms shall not apply.

                                    The Corporate Trust Office shall be the
                                    Trustee's Asset-Backed Securities Trust
                                    Services Group having an office at 135 S.
                                    LaSalle Street, Suite 1625, Chicago,
                                    Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                     The ISDA Agreement referred to in Schedule
                                    III. In addition, in connection with an
                                    additional issuance of Units, any additional
                                    Swap Agreement entered into in connection therewith.

Swap Counterparty:                  Party A to the Swap Agreement referred to in
                                    Schedule III or any assignee thereof. In addition, in connection with an additional issuance of Units, Party A to any additional
                                    Swap Agreement or any assignee thereof.

                                    In the event that there is more than one
                                    Swap Counterparty at any time when a partial termination or a deemed exercise is to occur under only part of the options outstanding under all Swap Agreements, the Trustee shall randomly select which options under the Swap Agreements shall be selected for such partial termination or deemed exercise.

Guarantee:                          Morgan Stanley Dean Witter & Co. (the
                                    "Guarantor") shall guarantee the obligations of Morgan Stanley & Co. International
                                    Limited ("MSIL") for so long as MSIL is
                                    Party A to any Swap Agreement with the
                                    Trust.

Swap Notional Amount:               The Notional Amount specified in Schedule
                                    III.

Swap Payment Date:                  Any date upon which the rights under the
                                    Swap Agreement may be exercised.

                                    Swap Rate: Not Applicable

Additional Swap Agreements:         In connection with an additional issuance of
                                    Units, the Depositor may arrange for the Trust to enter into an additional Swap
                                    Agreement with identical terms as the Swap
                                    Agreement entered into as of the Closing
                                    Date with an additional Swap Counterparty, except that such Swap Agreement may have a different Swap Counterparty and premium amount than the Swap Agreement entered into on the Closing Date. The Rating Agency
                                    Condition must be satisfied in connection with respect to the Swap Counterparty.

Distribution Date:                  Each April 1 and October 1, commencing
                                    October 1, 2001. However, if payment of
                                    interest on the Securities held by the Trust is not received by the Trustee by 12 noon
                                    (New York City time) on a Distribution Date, interest will be distributed on the next
                                    Business Day that the Trust is in receipt of such interest payment prior to 12 noon, with no adjustment to the amount distributed.

Record Date:                        With respect to Distribution Dates, each
                                    March 15 and September 15, regardless of whether such day is a Business Day. With respect to any other day on which funds are distributed, 15 calendar days before such distribution.

Form:                               Global

Depositary:                         DTC

Trustee Fees and Expenses:          As compensation for and in payment of trust
                                    expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $3,750. The Trustee Fee shall cease to accrue after termination of the Trust. The
                                    "Trigger Amount" with respect to
                                    Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable
                                    Amount is $100,000. The Trustee Fee will be paid by the Expense Administrator. Expenses will be reimbursed by the Expense
                                    Administrator in accordance with the Expense
                                    Administration Agreement.

Expense Administrator:              The Depositor will act as Expense
                                    Administrator on behalf of the Trust
                                    pursuant to an Expense Administration
                                    Agreement, dated as of May 11, 2001 (the
                                    "Expense Administration Agreement"), between the Depositor as Expense Administrator (the
                                    "Expense Administrator") and the Trust.

                                    The Expense Administrator will receive a fee equal to 0.025% per annum of the principal amount of the Securities held by the Trust as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units and any Swap Termination Payments currently owing.

                                    In addition the Expense Administrator shall own that portion of the Securities which represent the interest of a fractional Unitholder that would remain after a partial exercise of the Swap Agreement had the Swap Counterparty not been obligated to pay the Fractional Unit Make Whole Amount (pursuant to and as defined in the Swap Agreement). The Expense Administrator shall receive all interest and principal with respect to such portion of the Securities.

                                    The Expense Administrator will be
                                    responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Units on the New York Stock Exchange

ERISA Restrictions:                 None of the restrictions in the Standard
                                    Terms relating to the Employee Retirement
                                    Income Security Act of 1974, as amended, and related matters shall apply.

Deemed Representations:             Not Applicable

QIB Restriction                     Not Applicable

Trust Wind-Up Event:                The Trust Wind-Up Events specified in
                                    Sections 9.01(a), 9.01(c), 9.01(d), 9.01(f)
                                    and 9.01(h) shall not apply. The Trust Wind
                                    Events specified in Sections 9.01(b)
                                    (Security Default), 9.01(c) (Early
                                    Termination Date designated due to
                                    "illegality" or "tax event" under the Swap
                                    Agreement), 9.01(g) (Disqualified
                                    Securities), 9.01(i) (Excess Expense Event) shall apply. Pursuant to Section 9.01(j), the following events also shall constitute
                                    Trust Wind-Up Events: (i) completion of a self-tender by the Security Issuer of all Securities held by the Trust and (ii) exercise of the right to purchase Securities under the Swap Agreement as to all Securities held by the Trust.

Termination:                        If a Trust Wind-Up Event occurs (other than
                                    due to exercise of the right to purchase
                                    Securities under the Swap Agreement as to all Securities held by the Trust), any Securities held by the Trust will be liquidated (in the case of a Trust Wind-Up
                                    Event resulting from a self-tender offer, by tender to the Security Issuer) and the proceeds will be applied first to redeem the Units at 100% of their principal balance plus accrued interest and then to apply any remaining amounts to the payment of any amounts owed to the Swap Counterparty as a Swap Termination Payment under the Swap
                                    Agreement.

                                    In the event the Security Issuer makes a self-tender offer for the Securities, 100% of the Unitholders may direct the Trustee to tender all of the Securities held by the Trust. The Trustee will only accept an instruction to tender the Securities if all of the Securities held by the Trust are to be tendered. The Units will receive the proceeds after payment of a Swap Termination Payment determined on the basis of "Market Quotation" under the Swap Agreement (with the Trust as sole Affected Party) as advised by the Swap Counterparty.

Exchangeable Series Terms:          Not Applicable.

Terms of Retained Interest:         The Depositor retains the right to receive
                                    any and all interest that accrues on the Securities prior to the Closing Date. The
                                    Depositor will receive such accrued interest on the first Distribution Date for the Units and such amount shall be paid from the interest payment made with respect to the Securities on October 1, 2001.

                                    The amount of the Retained Interest is
                                    $250,239.

                                    If a Security Default occurs on or prior to October 1, 2001 and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                  Not applicable.

Security Default:                   The definition of Security Default in the
                                    Standard Terms shall not apply. A "Security
                                    Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable
                                    Security Agreement, (ii) the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period; or (iii) the occurrence of certain events of default under such Securities and/or Security
                                    Agreement relating to the insolvency or
                                    bankruptcy of the Security Issuer.

Sale of Securities                  If the Trust must sell the Securities it
                                    holds, the Trust will sell the Securities through the Selling Agent in accordance with
                                    Section 9.03(b) and the following terms. The
                                    Selling Agent will solicit bids for all of the Securities held by the Trust from at least three registered broker-dealers of national reputation, one of which shall be the Selling Agent. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received. If the Selling Agent did not put forward such highest bid, it may purchase the Securities at such highest bid rather than selling the Securities to the highest bidder.

Voting and other Actions:           In the event that the Security Issuer
                                    solicits any vote, consent, waiver,
                                    modification or other action under the
                                    Security Agreement or the terms of the
                                    Securities, the Trustee will act with
                                    respect to all of the Securities in
                                    conformity with the direction of a majority
                                    (by outstanding Unit Principal Balance) of the Units.

Additional Issuance of Units:       Upon no less than 5 days' notice to the
                                    Trustee, the Depositor may deposit
                                    additional Securities at any time in
                                    exchange for additional Units in a minimum aggregate amount of $250,000 and, if in excess of such amount, in a $25 integral multiple in excess thereof. The principal amount of Securities deposited must be in the same ratio to the Unit Principal Balance of the Units received as the ratio of the aggregate Unit Principal Balance on the Closing Date to the aggregate principal balance of the Securities on the Closing
                                    Date. The Depositor must either arrange for the Swap Counterparty and the Trust to increase proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement to be entered into between the Trust and an additional Swap
                                    Counterparty. Any Securities deposited will be deposited with accrued interest and the corresponding Units issued by the Trust will be issued with accrued interest. The Rating
                                    Agency Condition must be satisfied in
                                    connection with such additional issuance, and satisfaction of the Rating Agency
                                    Condition for this purpose shall require an opinion of counsel that following the issuance of the additional Units, the Trust will still constitute a grantor trust for US federal income tax purposes.

Selling Agent:                      Morgan Stanley & Co. Incorporated.
                                    Notwithstanding any provision of the
                                    Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:            The definition of Rating Agencies Condition
                                    in the Standard Terms shall not apply.

"Rating Agency Condition":          With respect to any specified action or
                                    determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units;
                                    provided, however, that if satisfaction of the Rating Agency Condition is required hereunder only Moody's or S&P, only clause
                                    (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                   The definition of "Eligible Account" in the
                                    Standard Terms shall not apply.

"Eligible Account":                 A non-interest bearing account, held in the
                                    United States, in the name of the Trustee for the benefit of the Trust that is either
                                    (i) a segregated account or segregated
                                    accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:              The following shall be a Permitted
                                    Investment in addition to the investments specified in the Standard

Terms: Units of the Dreyfus Cash Management Fund Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Non-U.S. Persons:                   Notwithstanding anything to the contrary
                                    herein or in the Standard Terms, any
                                    beneficial owner of any Units which is a non-U.S. person shall not be entitled to exercise any rights of the Unitholders to instruct or direct Trustee.

Other Terms:                        The Trust shall not merge or consolidate
                                    with any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

                                    The Trustee shall provide to the Unitholders copies of any notices it receives with respect to a redemption of the Securities or a call of the Securities under the Swap Agreement and any other notices with respect to the Securities.

                                    The reference to "B2" in the definition of Certificate in the Standard Terms shall be replaced with "Exhibit B2".

                                    The reference to "Section 10.02(ix)" in the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                    The reference to "Section 3.04" in the
                                    definition of Unit Account in the Standard
                                    Terms shall be replaced with "Section 3.05".

                                    The transfer by the Depositor to the Trustee specified in Section 2.01(a) of the Standard Terms shall be in trust.

                                    Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                    The reference to "calendar day" in the last sentence of Section 3.06 of the Standard Terms shall be replaced with "Business Day".

                                    Section 4.02(d) of the Standard Terms shall be incorporated herein by striking "and the Trustee on behalf of the Unitholders" from the first sentence of the second paragraph thereof.

                                    Section 5.03(c) of the Standard Terms shall be incorporated herein by striking "(if so required by the Trustee or the Unit Registrar)" from the first sentence thereof.

                                    Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                    Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                    Section 9.03(a) of the Standard Terms shall be incorporated herein by striking "or oral" after the "at any time by" in the third sentence thereof.

                                    Clause (ix) of Section 10.02(a) shall not apply.

                                    Section 10.02(a)(x) of the Standard Terms shall be replaced with the following:

                                    (x) the Trustee shall have the power to sell the Securities and other Trust Property, in accordance with Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                    Section 10.05(b) of the Standard Terms shall be incorporated herein by replacing ", pursuant to the first sentence of this paragraph" with "the Trustee shall be indemnified by the Trust, however," in the last sentence thereof.

                                    Section 10.06(a) of the Standard Terms shall be incorporated herein by inserting "or association" after the word "corporation" in the second sentence thereof.

                                    Section 10.07(a) of the Standard Terms shall be incorporated herein by replacing "notice or resignation" with "notice of resignation" in the second sentence thereof and striking the last two sentences thereof.

                                    Section 10.10(b) of the Standard Terms shall be incorporated herein by inserting "The Trustee shall not be liable for the acts or omissions of any co-trustee." after the last sentence thereof.

                                    Section 10.14 of the Standard Terms shall be replaced with the following:

                                    SECTION 10.14. Non-Petition . Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action or institute any proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                    Section 12.01(a) of the Standard Terms shall be incorporated herein by replacing "(v)" with "(vi)" in the last proviso thereof.

                                    Section 12.01(c) of the Standard Terms shall be incorporated herein by inserting ",provided at the expense of the party requesting such amendment," after "Opinion of Counsel".

                                    Section 12.05 of the Standard Terms shall be incorporated herein by striking "the Trustee and" in the last sentence of the second paragraph thereof.

                                    The reference to "its President, its
                                    Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers" in the first sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to "the proper officers" in the second sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to "one of its authorized
                                    signatories" in the first sentence of
                                    Section 5.02(d) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to the "Trust" in the first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                    References to D&P in the Standard Terms
                                    shall be incorporated as references to Fitch
                                    Inc. ("Fitch").

                                   Schedule II

                            (Terms of Trust Property)

Securities:                         Citizens Communications Company 7.05%
                                    Debentures due 2046

Security Issuer:                    Citizens Communications Company (formerly
                                    Citizens Utilities Company)

Principal Amount:                   $32,110,000

Security Rate:                      7.05%

Credit Ratings:                     Baa2 by Moody's (on watch for a possible
                                    downgrade) BBB by S&P (with a negative
                                    outlook)

Listing:                            Not Applicable

Security Agreement:                 An indenture dated as of August 15, 1991,
                                    between the Security Issuer and The Chase
                                    Manhattan Bank, as trustee, as supplemented as of December 1, 1996 and as supplemented from time to time by supplemental indentures.

Form:                               Global

Currency of  Denomination:          United States dollars

Acquisition Price by Trust:         81.320%

Security Payment Date:              Each April 1 and October 1

Original Issue Date:                The Securities were issued on or about
                                    December 3, 1996.

Maturity Date:                      October 1, 2046.

Sinking Fund Terms:                 Not Applicable

Redemption Terms:                   Not Applicable

CUSIP No./ISIN No.:                 177342 AP 7

Security Trustee:                   The Chase Manhattan Bank

Available Information
Regarding the Security Issuer
(if other than U.S.
Treasury obligations):              The Security Issuer is subject to the
                                    informational requirements of the Securities
                                    Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange
                                    Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
                                    Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
                                    Commission: 7 World Trade Center, 13th
                                    Floor, New York, New York 10048 and
                                    Northwest Atrium Center, 500 West Madison
                                    Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.
                                    20549 at prescribed rates.

                                  Schedule III


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Date: May 11, 2001

To:     SATURNS Trust No. 2001-2           From:      Morgan Stanley & Co.
                                                      International Limited

Attn:   Asset-Backed Securities Group      Contact:   Madhu Philips
        SATURNS Trust No. 2001-2

Fax:    312-904-2084                       Fax:       212-761-0406

Tel:    312-904-7807                       Tel:       212-761-2583
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Re: Bond Option Transaction. MS Reference Number S6822

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in (i) the 1991 ISDA Definitions and the 1997 ISDA Government Bond Option Definitions (the "Bond Option Definitions") (each as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) and (ii) to the extent of terms not defined herein or in the Bond Option Definitions the 1996 ISDA Equity Derivatives Definitions (as published by ISDA) (the "Equity Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of May 11, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms
----------------

Trade Date:                         May 4, 2001

Commencement Date:                  May 11, 2001

Option Style:                       American

Option Type:                        Call

Buyer:                              MSIL ("Party A")

Seller:                             SATURNS Trust No. 2001-2 ("Party B")

Bonds:                              The obligation identified as follows:

                                    Bond Issuer:       Citizens Communications
                                                       Company
                                    Issue:             7.05% Debentures
                                                       due 2046
                                    CUSIP:             177342 AP 7
                                    Coupon:            7.05%
                                    Maturity Date:     October 1, 2046
                                    Face Amount
                                    Purchased:         USD 32,110,000

Premium:                            USD 80,275

Number of Options:                  32,110

Option Entitlement:                 USD 1,000 of face amount of the Bonds
                                    per Option.

Strike Price:                       81.320% of the face amount of the Bonds.


Calculation Agent:                  Party A

II. Exercise Terms

Automatic Exercise:                 Inapplicable

Exercise Period:                    Any Business Day from, and including, 9:00
                                    a.m. (New York time) on May 11, 2006 to, and including, the Expiration Time on the Expiration Date; provided, however, the
                                    Exercise Period shall also include any
                                    Business Day prior to May 11, 2006 if a
                                    Security Default has occurred and is
                                    continuing.

Exercise Date:                      For each Option exercised, the day during
                                    the Exercise Period on which that Option is exercised.

Multiple Exercise:                  Applicable

Minimum Number of Options:          1

Maximum Number of Options:          32,110

Integral Multiple:                  1

Written Confirmation of Exercise:   Applicable. Buyer shall give irrevocable
                                    exercise notice which may be given orally
                                    (including by telephone) during the Exercise
                                    Period but no later than the Notification
                                    Date. Buyer will execute and deliver a
                                    written exercise notice confirming the
                                    substance of such oral notice, however,
                                    failure to provide such written notice will not affect the validity of the oral notice.

Notification                        Date: Any date at least 35 calendar days but
                                    not more than 60 calendar days prior to the Exercise Date, provided that any date when a Security Default has occurred and is continuing is also a Notification Date.

Limited Right to Confirm Exercise:  Inapplicable

Expiration Date:                    October 1, 2043

Expiration Time:                    4:00 p.m. New York time

Business Days:                      New York and Chicago

III. Settlements:

Settlement:                         Physical Settlement. Party A will notify
                                    Party B separately regarding the clearance system details.

Bond Payment:                       An amount equal to the sum of:

                                    (i) The product of the Strike Price and the Exercised Call Notional Amount,

                                    (ii) The accrued interest, if applicable, and

                                    (iii) Any Fractional Unit Make Whole Amount.

                                    In addition, in connection with any partial exercise, Party A shall pay to the Expense Administrator an amount equal to the present value of the Trustee Fee that will accrue from the date of such exercise until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the Exercised Call Notional Amount and divided by $32,110,000.

Exercised Call Notional Amount:     The product of the Option Entitlement and
                                    the number of Options exercised on the
                                    relevant Exercise Date.

Settlement Date:                    Exercise Date

Deposit of Bond Payment:            Party A must deposit the Bond Payment with
                                    the Trustee on the Business Day prior to the Exercise Date. The Bonds are to be delivered
                                    "free" to Party A.




         3.  Additional Definitions:

"Expense Administration Agreement" means the expense administration agreement dated as of May 11, 2001 between Party B and the Expense Administrator.

"Expense Administrator" means MSDW Structured Asset Corp. acting pursuant to the Expense Administration Agreement.

"Fractional Unit Make Whole Amount" means the amount specified in paragraph 9.

"Security Default" has the meaning set forth in the Trust Agreement.

"Security Agreement" means the indenture dated as of August 15, 1991, between the Bond Issuer and The Chase Manhattan Bank, as trustee, as supplemented as of December 1, 1996 and as supplemented from time to time by supplemental indentures, all as relating to the Bonds.

"Trust Agreement" means the trust agreement dated as of May 11, 2001, between the MSDW Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations:

Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event:

As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction (other than as a result of a self-tender), there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement an amount equal to the excess (if any) of the sale proceeds in excess of the principal of and interest on the Units. If an early termination occurs due to a tender of the Bonds to the Bond Issuer, the Swap Termination Payment shall be determined under Section 6(e) determined on the basis of "Market Quotation" under the Swap Agreement (with Party B as sole Affected Party). If an early termination occurs due to a tender of the Bonds to the Bond Issuer, the Swap Termination Payment shall be paid prior to any payment on the Units.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that any such assignment shall be an assignment of whole Options and provided further that Rating Agency Condition is satisfied (as provided in the Trust Agreement).

         8. Account Details:

Payments to Party A:                Citibank, New York
                                    ABA No. 021 000 089
                                    For:  Morgan Stanley & Co.
                                    International Limited
                                    Account No. 4072 4601

Operations Contact:                 Barbara Kent
                                    Tel:  212-761-4662
                                    Fax:  212-761-0581

Payments to Party B:                LaSalle Bank, Chicago, Illinois
                                    ABA No. 071 000 505
                                    Reference:  SATURNS 2001-2
                                    Unit Account / AC-2090067/
                                    Account No.: 67-8779-208

Operations Contact:                 Brian Ames
                                    Tel:  312-904-7807
                                    Fax: 312-904-2084

         9. Fractional Unit Make-Whole Amount: In the event any exercise hereunder would result in a fractional Unit (as defined in the Trust Agreement) remaining after such exercise, Party A shall, in addition to amounts payable hereunder, pay to Party B the remaining fractional Unit Principal Balance (as defined in the Trust Agreement) together with accrued interest on such Unit and, if applicable, any Additional Distribution (as defined in the Trust Agreement). Party A shall be entitled to reimbursement from the Expense Administrator to the extent provided in the Expense Administration Agreement.

         10. Representations: Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A. Party B represents and warrants to Party A, which representation and warranty will be deemed to be repeated by Party B on each date on which a Transaction is entered into, that it owns or controls (or, in the case of an investment advisor (whether or not registered under the United States Investment Advisors Act of 1940), has under management) in excess of USD 32 million in Aggregate Financial Assets (as defined below).

For purposes hereof, Aggregate Financial Assets of an entity means the total, on a gross basis, without deduction for liabilities of the entity, of all cash, money-market instruments, securities of unaffiliated issuers, futures and options.

Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number S6822 by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ Chris Boas
    ---------------------------
     Name:  Chris Boas
     Title: Attorney-In-Fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2001-2
BY:  LaSalle Bank National Association,
      solely as Trustee and not in its individual capacity.


BY: /s/ Brian D. Ames
    ---------------------------
     Name:  Brian D. Ames
     Title: Vice President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ Michael Harpe
    ---------------------------
     Name:  Michael Harpe
     Title: Managing Director